UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

July 16, 2012

ISATORI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11900	75-2422983
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

15000 W 6th Avenue, Suite 202 Golden, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 215-9174

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On July 16, 2012, iSatori, Inc. (the “Company”) entered into a Credit Agreement with Colorado Business Bank West of Denver, Colorado (the “New Credit Agreement”).  Borrowings under the New Credit Agreement will be used to provide ongoing working capital and for other general corporate purposes of the Company and its subsidiaries.

The Credit Agreement provides a revolving commitment to the Company of $1,500,000, which increased the Company’s previous borrowing capacity by fifty percent.  Amounts outstanding under the New Credit Agreement will be reflected in a promissory note with a principal balance of $1,500,000 and a maturity date of July 16, 2013 (the “Promissory Note”).  The principal balance on the Promissory Note will note bear interest at the one month USD LIBOR rate measured not more often than once per month (the “Index”).  Interest on any unpaid balance under the promissory note will bear interest at the Index plus 3.750% with a minimum interest rate of 4.000% per annum.

The New Credit Agreement contains customary representations and warranties. The New Credit Agreement also contains customary affirmative covenants including with respect to (i) indebtedness, (ii) liens, (iii) investments, (iv) significant corporate changes, including mergers and acquisitions, (v) dispositions, (vi) dividend, distributions and other restricted payments and (vii) restrictive agreements. In addition, the Company is required to meet certain financial covenants, including a maximum leverage ratio and a minimum current ratio. The New Credit Agreement also contains customary events of default, such as payment defaults, bankruptcy and insolvency, the occurrence of a defined change in control and the failure to observe covenants or conditions under the New Credit Agreement and the related documents.

The foregoing descriptions of the New Credit Agreement and the Promissory Note are qualified in their entirety by reference to the New Credit Agreement and the Promissory Note, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 1.02.   Termination of a Material Definitive Agreement.

On July 16, 2012, in connection with the Company’s entrance into the New Credit Agreement, the Company terminated its commitments under its credit agreement, dated as of June 17, 2011, by and among the Company, as borrower and Avidbank Corporate Finance, a division of AvidBank.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit

10.1	Credit Agreement, dated as of July, 16, 2012, by and between iSatori, Inc. and Colorado Business Bank West.
10.2	Form of Promissory note by iSatori, Inc. in favor of Colorado Business Bank West., dated as of July 16, 2012.
99.1	Press Release, dated July 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISATORI, INC.

Dated: July 20, 2012	By:	/s/ Stephen Adelé
Stephen Adelé
President and Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit

10.1	Credit Agreement, dated as of July, 16, 2012, by and between iSatori, Inc. and Colorado Business Bank West.
10.2	Form of Promissory note by iSatori, Inc. in favor of Colorado Business Bank West., dated as of July 16, 2012.
99.1	Press Release, dated July 17, 2012.